                                                                    Exhibit 2.11


                        ENVIRONMENTAL MATTERS AGREEMENT

                                   Between

                            Hewlett-Packard Company

                                      and

                          Agilent Technologies, Inc.

                               November 1, 1999

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I. FACILITY REMEDIATION............................................................................     1

     Section 1.1.    Responsibility For Remediation........................................................     1
     Section 1.2.    Standard of Performance...............................................................     2
     Section 1.3.    Performance and Planning of Remedial Activities.......................................     2
     Section 1.4.    Compliance With Laws..................................................................     3
     Section 1.5.    Safety................................................................................     3
     Section 1.6.    Confidentiality.......................................................................     4
     Section 1.7.    Insurance.............................................................................     4
     Section 1.8.    Construction Activities and Repair Activities.........................................     5

ARTICLE II. SITE ACCESS AND SUPPORT........................................................................     5

     Section 2.1.    Site Access...........................................................................     5
     Section 2.2.    Utilities and Support Services........................................................     6
     Section 2.3.    Site Activities.......................................................................     6

ARTICLE III. REGULATORY PROCESSES..........................................................................     7

     Section 3.1.    Procedures For Remediation and Other Work.............................................     7
     Section 3.2.    Communications........................................................................     7
     Section 3.3.    Regular Meetings......................................................................     7
     Section 3.4.    HP Project Managers/Agilent Liaison...................................................     7
     Section 3.5.    Inspection............................................................................     8
     Section 3.6.    Notifications.........................................................................     8
     Section 3.7.    Dispute Resolution....................................................................     8

ARTICLE IV. INDEMNITY AND LIENS............................................................................     9

     Section 4.1.    Indemnity.............................................................................     9
     Section 4.2.    Liens.................................................................................     9
     Section 4.3.    Limitation on Liability...............................................................     9

ARTICLE V. MISCELLANEOUS...................................................................................     9

    Section 5.1.     Sale of an Agilent Schedule 2 Facility................................................    10
    Section 5.2.     Notices...............................................................................    10
    Section 5.3.     Governing Law.........................................................................    14
    Section 5.4.     Counterparts..........................................................................    14
    Section 5.5.     Parties in Interest...................................................................    14
    Section 5.6.     Assignment............................................................................    15
    Section 5.7.     Authority.............................................................................    15
    Section 5.8.     Interpretation........................................................................    15
    Section 5.9.     Amendments............................................................................    15
    Section 5.10.    Severability..........................................................................    15
    Section 5.11.    Failure or Indulgence Not Waiver......................................................    15

                              TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
                                                                                                               ----
    Section 5.12.     Entire Agreement....................................................................       16
    Section 5.13.     Authority...........................................................................       16

ARTICLE VI. DEFINITIONS...................................................................................       16

    Section 6.1.      Agilent Group.......................................................................       16
    Section 6.2.      Agilent Indemnitees.................................................................       16
    Section 6.3.      Agilent Schedule 2 Facilities.......................................................       16
    Section 6.4.      Authorized Tenant...................................................................       16
    Section 6.5.      Claims Committee....................................................................       16
    Section 6.6.      Construction Activity...............................................................       17
    Section 6.7.      Environmental Conditions............................................................       17
    Section 6.8.      Environmental Laws..................................................................       17
    Section 6.9.      Exacerbation........................................................................       17
    Section 6.10.     Governmental Authority..............................................................       17
    Section 6.11.     Hazardous Materials.................................................................       17
    Section 6.12.     HP Group............................................................................       17
    Section 6.13.     HP Indemnitees......................................................................       17
    Section 6.14.     HP's Remediation Obligation.........................................................       17
    Section 6.15.     Incremental Construction Costs......................................................       18
    Section 6.16.     Losses..............................................................................       18
    Section 6.17.     Person..............................................................................       18
    Section 6.18.     Release.............................................................................       18
    Section 6.19.     Remedial Activities.................................................................       18
    Section 6.20.     Remedial Activity Plans.............................................................       18
    Section 6.21.     Repair Activity.....................................................................       18


                                   EXHIBITS
                                   --------

Exhibit 1 - Agilent Schedule 2 Facilities
Exhibit 2 - Orders from a Governmental Authority

                        ENVIRONMENTAL MATTERS AGREEMENT

     This Environmental Matters Agreement (this "Agreement") is entered into on November 1, 1999 by and between Hewlett-Packard Company, a Delaware corporation ("HP"), and Agilent Technologies, Inc., a Delaware corporation ("Agilent"). Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning ascribed to them in the Separation Agreement, Assignment Agreement or Indemnification Agreement (as defined below), as applicable.

                                   RECITALS

     WHEREAS, HP hereby and by certain other instruments of even date herewith transfers or will transfer to Agilent effective as of the Separation Date, the Agilent Business in accordance with the Master Separation and Distribution Agreement dated as of August 12, 1999 between the parties ("Separation Agreement") and the Ancillary Agreements, including, but not limited to the General Assignment and Assumption Agreement ("Assignment Agreement"), attached as Exhibit C to the Separation Agreement, and the Indemnification and Insurance
   ---------
Matters Agreement ("Indemnification Agreement"), attached as Exhibit K to the
                                                             ---------
Separation Agreement. It is the intent of the parties hereto, by this Agreement and the other agreements and instruments provided for in the Separation Agreement, to convey to Agilent the Agilent Business.

     WHEREAS, under the terms of, the Indemnification Agreement, HP has agreed to indemnify, defend and hold harmless Agilent from and against costs associated with certain Environmental Conditions at the Agilent Schedule 2 Facilities.

     WHEREAS, HP hereby agrees to perform remedial activities at the Agilent
Schedule 2 Facilities, consistent with such indemnity obligations and under the terms and conditions of this Agreement.

     WHEREAS, HP and Agilent desire to establish general requirements and mutual obligations with respect to the performance by HP of remedial activities at the Agilent Schedule 2 Facilities as set forth above.

     NOW THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                  ARTICLE I.

                             FACILITY REMEDIATION

Section 1.1. Responsibility For Remediation. At its own cost and expense, HP shall perform, or cause to be performed, any and all Remedial Activities that are necessary to fulfill HP's Remediation Obligation. To the extent legally permitted, HP shall also take all responsibility as generator for any

Hazardous Materials generated by performance of these Remedial Activities. To the extent required by Environmental Laws, HP will also obtain any permits, authorizations or approvals necessary to conduct HP's Remediation Obligation, except such permits, if any, as must under applicable laws be obtained by a member of the Agilent Group, or otherwise by an owner or tenant of the relevant Agilent Schedule 2 Facility.

Section 1.2. Standard of Performance. HP's Remediation Obligation shall be performed in accordance with: (i) any applicable Remedial Activity Plans, as approved by the Governmental Authority; and (ii) all applicable Environmental Laws as enforced by the Governmental Authority[ies] with jurisdiction over the Remedial Activities or HP's Remediation Obligation. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event Agilent or any successor-in-interest to Agilent at an Agilent Schedule 2 Facility decides to change the use of such facility from its existing use on the Separation Date (for example from industrial to commercial use or commercial to residential use), in no event shall HP's Remediation Obligation require HP to comply with any stricter standard applied to such Agilent Schedule 2 Facility as a result of such change in use. Further, HP's Remedial Activities shall be performed in such a manner as to minimize, to the greatest extent feasible, the impact on the use of the Agilent Schedule 2 Facility and the ongoing operations of any member of the Agilent Group or other Authorized Tenant of the Agilent Schedule 2 Facility.

Section 1.3. Performance and Planning of Remedial Activities.

     (a)     Information to be Provided by HP to Agilent. HP shall provide to
             -------------------------------------------
Agilent in a timely fashion, a copy of: (i) any documents submitted to any Governmental Authority regarding any Remedial Activities performed or to be performed by or on behalf of HP under this Agreement, and (ii) analytical results of any environmental sampling conducted on any Agilent Schedule 2 Facilities by or on behalf of HP under this Agreement.

     (b)     Agilent Opportunity to Comment. HP shall provide Agilent with a
             ------------------------------
reasonable opportunity to timely review and comment upon, prior to their submission to the Governmental Authority, any report, plan, proposal or other document that: (i) proposes the performance of any Remedial Activities that would disrupt or interfere with the then current day to day operations of any Authorized Tenant of the Agilent Schedule 2 Facilities; (ii) involves the construction on any of the Agilent Schedule 2 Facilities of any above ground remedial fixtures (other than repair and maintenance of any such fixtures or equipment as are present at the Agilent Schedule 2 Facilities on the Separation
Date); (iii) proposes any remedy or closure at any of the Agilent Schedule 2 Facilities which allows Environmental Conditions to remain on the Agilent
Schedule 2 Facility after remediation has been completed; or (iv) involves the setting of health and safety standards with respect to exposure to Hazardous Materials at any Agilent Schedule 2 Facility.

     (c)     Agilent Participation. Agilent, or its designated representative,
             ---------------------
shall have the right, but not the obligation, to be present and at any meeting with or hearing before any Governmental Authority regarding any proposed Remedial Activities or proposed Remedial Activity Plans described in Section 1.3
(b) above. HP and Agilent further agree to confer in good faith in advance of any such meeting or hearing with respect to any outstanding matters to be addressed at such meeting or hearing and for the purpose of resolving such matter to their mutual satisfaction and presenting a unified position to the Governmental Authority, to the extent consistent with the respective positions of the parties. If the parties cannot reach agreement after such consultation and Agilent reasonably determines that any proposed Remedial Activities or Remedial Activity Plans will have an adverse impact on the use of, or operations on a particular Agilent Schedule 2 Facility, then Agilent shall have the right to make objections to such proposals to the relevant Governmental Authority.

     (d)     Consultation With Agilent. HP agrees to consult fully with Agilent
             -------------------------
regarding any proposed Remedial Activities or proposed Remedial Activity Plans described in Section 1.3(b) above. HP and Agilent agree to use good faith best efforts to reach agreement on such Remedial Activities or Remedial Activity Plans. In the event that the parties cannot reach agreement after such consultation and Agilent reasonably determines that any proposed Remedial Activities or Remedial Activity Plans will have an adverse impact on the use of, or operations on a particular Agilent Schedule 2 Facility, Agilent shall have the right to make objections to such proposals to the relevant Governmental Authority. The parties also agree that in the event they cannot reach agreement, HP may submit to the Governmental Authority its proposed Remedial Activities or proposed Remedial Activity, as required to meet any deadline which is not, by its terms, subject to extension, to avoid fines and penalties or for the protection of human health, and HP may also proceed with implementation of any aspects of such Remedial Activities or Remedial Activity Plans.

     (e)     Performance of the Remedial Activities. Following approval of any
             --------------------------------------
Remedial Activity Plans by the applicable Governmental Authority, HP shall proceed with appropriate diligence and expedition to implement and complete the Remedial Activities in accordance with the Remedial Activity Plans and this Agreement.

     (f)     Agilent's Assistance. Agilent shall use, or cause the relevant
             --------------------
member of the Agilent Group or other Authorized Tenant of the Agilent Schedule 2 Facilities to use, its reasonable best efforts to assist HP in the development, approval, and implementation of Remedial Activity Plans in accordance with applicable laws, including applicable Environmental Laws.

Section 1.4. Compliance With Laws. HP shall require that its employees, consultants, contractors, and subcontractors perform all Remedial Activities under this Agreement in accordance with applicable laws, including applicable Environmental Laws.

Section 1.5. Safety. HP shall be responsible for the maintenance of order and discipline of its employees, consultants, contractors, and subcontractors engaged in the performance of Remedial Activities under this Agreement, and HP shall require that such Remedial Activities be performed in compliance, in all material respects, with applicable laws, regulations, rules, ordinances, codes or requirements of any Governmental Authority (including those relating to occupational safety and health). Except in case of emergency and to the extent that prior notice of such policies is given to HP, HP also will require its employees, consultants, contractors, and subcontractors engaged in performance of Remedial Activities on behalf of HP under this Agreement to observe any health, safety and environmental and site security policies established by Agilent, or by any other Authorized Tenant, for third-party contractors and other non-employees who perform work or services at the Agilent Schedule 2 Facility. Agilent shall have the right to require that a contractor, subcontractor or other representative of HP discontinue any Remedial Activities to the extent such activities pose an imminent risk to property, health, safety or the environment. In such instance, Agilent shall immediately notify HP by telephone that it has taken such action.

Section 1.6. Confidentiality. HP shall treat as confidential property and not disclose to others during or subsequent to the term of this Agreement, any information marked "confidential" regarding any Agilent Group member's or Agilent Schedule 2 Facility Authorized Tenant's plans, programs, facility, processes, products, costs, equipment, operations or customers which may come into the knowledge of HP or its employees, consultants, contractors or subcontractors, unless required by law or ordered to disclose such by a court or administrative body after prior notice to Agilent of the request or order to disclose. HP shall also treat as confidential any non-public information that is disclosed to HP regarding matters covered under Section 5.1, including, without limitation, the identity of any potential purchaser of an Agilent Schedule 2 Facility and any terms and conditions of the purchase and sale agreement for an Agilent Schedule 2 Facility. Agilent shall treat as confidential any non-public information relating to HP that is disclosed to Agilent regarding matters covered under Section 5.1, including, without limitation, any terms and conditions of the purchase and sale agreement for an Agilent Schedule 2 Facility affecting HP's Remediation Obligation. Agilent shall treat as confidential any proprietary remediation technology or information utilized by HP in performance of this Agreement. This provision shall not apply to any information which at the time of disclosure is publicly available or in the public domain through no fault of the disclosing party. Upon request, HP and Agilent agree to require their consultants, contractors and subcontractors who will receive confidential information to sign a confidentiality agreement substantially similar to the terms of this provision.

Section 1.7. Insurance.

     (a) The consultants, contractors and subcontractors who perform Remedial Activities under this Agreement shall provide and maintain (or HP shall provide and maintain), comprehensive general liability insurance and comprehensive automobile liability insurance naming Agilent, and any Authorized Tenant of the applicable Agilent Schedule 2 Facility, as additional insureds and providing coverage for claims for damages for bodily injury, including wrongful death, and property damage which may arise from or in connection with the performance of any Remedial Activities. Minimum amounts required are:

     Bodily Injury - $2,000,000 each person, $2,000,000 each accident

     Property Damage - $2,000,000 each accident

     Errors and Omissions - $1,000,000 each occurrence

     Workers' Compensation Insurance - In the amount required by law

     (b) Before commencing Remedial Activities at any Agilent Schedule 2 Facility, the party providing the insurance set forth in Section 1.7(a) above shall provide Agilent with certificates of insurance or other appropriate evidence that the insurance required by Section 1.7(a) above has been obtained.

Section 1.8. Construction Activities and Repair Activities.

     (a) The provisions of this Section 1.8 shall apply to any Construction Activity or Repair Activity by Agilent or by any Authorized Tenant which involves disturbance or invasion of any Environmental Condition that is part of HP's Remediation Obligation.

     (b) If testing conducted in the proposed construction or repair area before initiation of the Construction Activity or the Repair Activity demonstrates that the proposed construction or repair area contains an Environmental Condition in the soil or subsurface that is part of HP's Remediation Obligation and, further, if Agilent provides notice to HP of such Environmental Condition and of said proposed Construction Activity or Repair Activity in the manner provided in Section 5.2, then HP shall (i) promptly and diligently conduct HP's Remediation Obligation of such Environmental Condition identified by the testing to the extent required by the standard of performance set out in Section 1.2 above; and (ii) HP shall reimburse Agilent or the Authorized Tenant for all reasonable Incremental Construction Costs resulting from such Construction Activity or Repair Activity. In the event Agilent or an Authorized Tenant anticipates incurring Incremental Construction Costs, Agilent shall provide HP reasonable advance notice before the costs are incurred.

     (c) In the event, as a result of any Construction Activity or Repair Activity, any of the then existing above ground or underground remediation systems (including, without limitation, pump and treat equipment, underground piping, monitoring or extraction wells, carbon absorption systems and the like) are damaged or destroyed, or are required to otherwise be relocated, Agilent shall reimburse HP for all costs associated with such damage, destruction or removal.

                                  ARTICLE II.

                            SITE ACCESS AND SUPPORT

Section 2.1. Site Access.

     (a) Agilent shall afford or cause to be afforded to HP and to HP's employees, consultants, contractors and subcontractors, reasonable access on the terms set forth in this Section 2.1 to all of the Agilent Schedule 2 Facilities for the purpose of performing Remedial Activities:

             (i) HP shall provide reasonable advance notice to the Agilent Liaison (as defined in Sections 3.4 and 5.2) of the need for access to any of the Agilent Schedule 2 Facilities, including the purpose and scope of work to be performed, the nature and duration of the access, and such other information as Agilent may reasonably request.

             (ii) Remedial Activities for which Agilent shall be responsible for providing access include, without limitation, borings, excavations, monitoring, assessments and evaluations, and construction, installation, operation, and maintenance of necessary equipment and supporting facilities for the treatment of soil and groundwater, and all other Remedial Activities, in all cases as described in the applicable Remedial Activity Plans or as otherwise reasonably required to fulfill HP's Remediation Obligation.

     (b) Agilent shall provide HP with access to and use of those areas necessary for HP's performance of Remedial Activities under this Agreement, including areas for groundwater treatment equipment and storage and staging of materials and equipment. HP agrees that with respect to its use of any portion of an Agilent Schedule 2 Facility for Remedial Activities, HP shall provide secondary containment for any above ground treatment systems and any Hazardous Materials to be stored on-site overnight or for any longer period (excluding contaminated soils which shall be safely maintained and secured until removal from the Agilent Schedule 2 Facility). HP shall also provide and be responsible for proper security with respect to such storage and treatment system areas.

Section 2.2. Utilities and Support Services. It is HP's intent not to utilize any Agilent utilities or similar support services for implementation of HP's Remediation Obligation under this Agreement. If HP requests any such utilities or support services from Agilent for use by HP, or HP's employees, consultants, contractors, and subcontractors engaged in the performance of Remedial Activities under this Agreement, Agilent agrees that it will negotiate in good faith with HP to reach an agreement to provide such utilities and support services.

Section 2.3. Site Activities. Agilent, its employees, consultants, lessees, contractors, subcontractors or others under Agilent's control or direction, and any Authorized Tenant of any portion of the Agilent Schedule 2 Facility, shall use, operate, and conduct their activities and operations at the Agilent
Schedule 2 Facility in a manner that will interfere to the least extent feasible with the Remedial Activities conducted by or on behalf of HP under this Agreement. Agilent shall provide prior written notice to the HP Project Manager (as defined in Sections 3.4 and 5.2) of the need for, scope and duration of any activity, process, or operation at the Agilent Schedule 2 Facility (including without limitation excavation, demolition, landscaping or groundwater pumping) that could have a material adverse effect on the performance of Remedial Activities by HP. Agilent shall provide such notice promptly upon becoming aware of such potential adverse effect. Agilent shall also provide in a timely fashion to HP any analytical results of soil or groundwater sampling at an Agilent
Schedule 2 Facility performed by or on behalf of Agilent, or which otherwise comes in to the possession of Agilent.

                                 ARTICLE III.

                             REGULATORY PROCESSES

Section 3.1. Procedures For Remediation and Other Work.

     (a) The parties hereto retain all rights to appeal, seek relief from, or otherwise contest any order or other action by any Governmental Authority with jurisdiction over the matters that are the subject of this Agreement, in a manner consistent with this Agreement and the Indemnification Agreement.

     (b) Agilent agrees to support and cooperate with HP, as necessary, in any such challenge by HP of a requirement as to which Agilent has previously agreed with HP. HP agrees that it will not challenge any decision in a manner which will interfere with the operation of the applicable Agilent Schedule 2 Facility. HP further agrees to be responsible for any penalties which may accrue against or be incurred by Agilent or any member of the Agilent Group or Authorized Tenant of the Agilent Schedule 2 Facility as a result of such challenge by HP during the pendency of any such challenge and to promptly pay any such penalties within the time permitted by law but in any event promptly after exhaustion of any administrative or judicial appeals.

Section 3.2. Communications. In the event of any written notices or other written communication or action by a Governmental Authority relating to or affecting the Remedial Activities or any Remedial Activity Plans, or any communication from the public evidencing any concerns about the Remedial Activities or Environmental Conditions, the party receiving such notice, communication, or action shall provide a copy to the other party in a timely fashion (or, with respect to any written notice by a Governmental Authority that any Remedial Activities or Environmental Conditions violate Environmental Laws, within five (5) business days of the receipt of such notice) in accordance with
Section 5.2. Subject to Agilent's rights under Sections 1.3(c) and (d) above, HP shall be responsible for all contacts and communications with Governmental Authorities in connection with HP's Remediation Obligation and any other matters arising under this Agreement which are the obligation of HP. HP also agrees to promptly reimburse Agilent for any reasonable "out-of-pocket" costs (excluding any internal Agilent charges for administration, management or supervision or other internal charges) incurred by Agilent in providing support to HP during such challenge.

Section 3.3. Regular Meetings. HP shall schedule, as appropriate, regular meetings with Agilent to provide information on the status of HP's Remediation Obligation, including without limitation, the development, approval, and implementation of Remedial Activity Plans, and to consult with and coordinate with Agilent HP's Remedial Activities under this Agreement.

Section 3.4. HP Project Managers/Agilent Liaison. For consultation and coordination with Agilent regarding HP's Remedial Activities under this Agreement, and to manage their respective activities and responsibilities under this Agreement, HP shall designate a Project Manager and Agilent shall designate an Agilent Liaison for each Agilent Schedule 2 Facility. Designation of a

Project Manager and of an Agilent Liaison shall be by notice as provided in
Section 5.2 of this Agreement. HP may replace any of its Project Managers, and Agilent may replace any of its Liaisons, by providing the same notice under
Section 5.2.

Section 3.5. Inspection. Agilent shall have the right to inspect and observe the Remedial Activities performed by or on behalf of HP under this Agreement, at reasonable times and after reasonable prior notice to HP. Inspection or failure to inspect by Agilent shall not constitute a waiver of any provision of this Agreement, or of any of Agilent's rights hereunder. However, Agilent's right or exercise of inspection shall not extend to or include any right or authority to supervise or direct any of HP's employees, consultants, contractors or subcontractors in their performance of any Remedial Activities.

Section 3.6. Notifications. HP, Agilent, and any Authorized Tenant shall notify the other parties within ten (10) days following the occurrence of any Release that causes contamination to soil or groundwater on any Agilent Schedule 2 Facility or otherwise: (i) requires investigation, monitoring, remediation or removal under the Environmental Laws; (ii) may adversely affect any Remedial Activities or Remedial Activity Plans; (iii) is reported to such party's insurance carrier; or (iv) is reported to any Governmental Authority under Environmental Laws. HP also agrees to give Agilent prompt advance notice (if and to the extent HP has notice) of any inspection to be performed on any Agilent
Schedule 2 Facility by any Governmental Authority in connection with the Remedial Activities or HP's Remediation Obligation. Agilent also agrees to give HP prompt advance notice (if and to the extent Agilent has notice) of any inspection to be performed on any Agilent Schedule 2 Facility by any Governmental Authority with jurisdiction over the Remedial Activities or HP's Remediation Obligation.

Section 3.7. Dispute Resolution. If a dispute or disagreement occurs between HP and Agilent concerning any matter arising under this Agreement, the HP Project Manager and the Agilent Liaison shall consult and attempt to resolve the dispute or disagreement. If the HP Project Manager and Agilent Liaison are unable to reach an agreement on the dispute or disagreement within fifteen (15) days (or such other longer period of time as may be mutually agreed to in writing by the HP Project Manager and the Agilent Liaison), then the dispute or disagreement shall be referred to the Claims Committee. If the Claims Committee is unable to reach an agreement on the dispute within thirty (30) days, then the dispute shall be handled in accordance with the Dispute Resolution procedures set forth in the Section 5.9 of the Separation Agreement. In no event shall the existence of a dispute or disagreement between HP and Agilent, or their consultation under this Section 3.7 to attempt to resolve it, delay the filing or submission of any document, or the performance of any action or activity, beyond the legally required deadline nor prevent either party from pursuing any remedy to which it is entitled under the Indemnification Agreement.

                                  ARTICLE IV.

                              INDEMNITY AND LIENS

Section 4.1.  Indemnity.

     (a) Indemnification by HP. In addition to, and without in any way limiting the indemnification obligations of HP in the Indemnification Agreement, HP shall protect, indemnify, defend and hold harmless the Agilent Indemnitees and any Authorized Tenant from and against any Liabilities and Environmental Actions to the extent arising at any time out of, relating to, or resulting from the negligence or willful misconduct of any member of the HP Group or their agents, employees, consultants or contractors in connection with the Remedial Activities or any other obligations of HP under this Agreement.

     (b) Indemnification by Agilent. In addition to, and without in any way limiting the indemnification obligations of Agilent in the Indemnification Agreement, Agilent shall protect, indemnify, defend and hold harmless the HP Indemnitees from and against any Liabilities and Environmental Actions to the extent arising at any time out of, relating to, or resulting from: (i) Exacerbation, to the extent caused by the operations or activities of any member of the Agilent Group or their agents, employees, consultants, contractors or Authorized Tenants occurring at any Agilent Schedule 2 Facility; or (ii) the negligence or willful misconduct of any member of the Agilent Group, or their agents, employees, consultants, contractors or Authorized Tenants at any Agilent
Schedule 2 Facility in connection with the Remedial Activities or any obligations of Agilent under this Agreement.

Section 4.2. Liens. HP shall not permit or suffer any mechanics' or materialmen's or other liens arising from the provision of labor or materials for work performed as part of or in connection with any Remedial Activities undertaken by or on behalf of HP under this Agreement. If Agilent becomes aware of any such liens, Agilent shall provide prompt notice of said lien to HP, but failure to provide such notice shall relieve HP from its obligations only to the extent of the prejudice caused thereby. If any such liens attach or claims therefor are made, then, within ten (10) days after receipt of notice thereof, HP will procure the discharge thereof by payment, bond, or such other means as may be required or permitted by applicable law.

Section 4.3. Limitation on Liability. IN NO EVENT SHALL ANY MEMBER OF THE AGILENT GROUP OR ANY MEMBER OF THE HP GROUP BE LIABLE TO THE OTHER UNDER THIS
ARTICLE IV FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS WITH RESPECT TO ANY LOSSES ASSERTED AGAINST AN INDEMNIFIED PARTY BY

ANY THIRD PARTIES (INCLUDING, WITHOUT LIMITATION, ANY GOVERNMENTAL AUTHORITIES) UNDER SECTION 4.1.

                                  ARTICLE V.

                                 MISCELLANEOUS

Section 5.1. Sale of an Agilent Schedule 2 Facility. In the event that any member of the Agilent Group decides to sell an Agilent Schedule 2 Facility at which HP (or its agents or permitted assignees) is continuing to perform Remedial Activities, Agilent shall promptly notify HP of the intent to sell. Agilent shall permit HP to: (i) participate in the negotiations with third parties regarding environmental issues and environmental disclosures related to the sale of the Agilent Schedule 2 Facility; and (ii) promptly review and comment to Agilent or the third party upon any portion of a draft purchase and sale agreement for an Agilent Schedule 2 Facility that addresses environmental liabilities and obligations so that HP has the reasonable opportunity to minimize any adverse impact of the sale of an Agilent Schedule 2 Facility on HP's Remediation Obligations; provided that HP shall not have the right to prevent Agilent from selling the Agilent Schedule 2 Facility.

Section 5.2.  Notices.

     (a) All notices or other communications hereunder shall be made in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by facsimile transmission (with telephone confirmation), and shall be deemed to have been given or made if personally delivered, on the day of such personal delivery; if sent by overnight courier, on the next business day following the date deposited with such overnight courier service; or if by facsimile transmission, on the business day transmitted to receiving facsimile machine with receipt confirmed by telephone, in each case addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

     IF TO HP:


     With Respect to All Sites
     -------------------------

     Jonathan Bauer
     Hewlett-Packard Company
     1501 Page Mill Rd.
     Palo Alto, CA 94304

     Telephone:   (650) 857-8805
     Facsimile:   (650) 852-8691

     With Respect to Specific Sites
     ------------------------------


     Colorado Springs, Colorado
     --------------------------
     Loveland, Colorado
     ------------------

     Paul Paschke
     Hewlett-Packard Company
     24 Inverness Place East
     Englewood, CO 80112

     Phone: (303) 649-5547
     Facsimile: (303) 649-5535


     3500 Deer Creek Road, Palo Alto, California
     -------------------------------------------
     3175 Bowers Avenue, Santa Clara, California
     -------------------------------------------

     Alison Rempel
     Hewlett-Packard Company
     1501 Page Mill Rd.
     Palo Alto, CA 94304

     Telephone:   (650) 857-5290
     Facsimile:   (650) 852-8691


     395 Page Mill Rd., Palo Alto, California
     ----------------------------------------
     150 Green Pond Road, Rockaway, New Jersey
     -----------------------------------------
     1201 Piner Road-3273 Airway Road, Santa Rosa, California
     --------------------------------------------------------
     1400 Fountain Grove Parkway, Santa Rosa, California
     ---------------------------------------------------

     Elizabeth McDonald
     Hewlett-Packard Company
     1501 Page Mill Rd.
     Palo Alto, CA 94304

     Telephone:   (650) 857-8153
     Facsimile:   (650) 852-8691

     5301 Stevens Creek Blvd., Santa Clara, California
     -------------------------------------------------

     Jonathan Bauer
     Hewlett-Packard Company
     1501 Page Mill Rd.
     Palo Alto, CA 94304

     Telephone:   (650) 857-8805
     Facsimile:   (650) 852-8691


     IF TO AGILENT:


     With Respect to All Sites
     -------------------------

     Alvaro Rego
     Agilent Technologies, Inc.
     5301 Stevens Creek Blvd.
     Santa Clara, CA 95052

     Telephone: (408) 345-8086
     Facsimile: (408) 345-8630

     With Respect to Specific Sites
     ------------------------------

     Colorado Springs, Colorado
     --------------------------


     Michael Kreidel
     Agilent Technologies, Inc.
     1900 Garden of the Gods Road
     Colorado Springs, CO 80907

     Telephone: (719) 590-3093
     Facsimile: (719) 590-3545


     Loveland, Colorado
     ------------------

     Cheryl Berg
     Agilent Technologies, Inc.
     815 SW 14/th/ Street
     Loveland, CO 80537

     Telephone: (970) 679-2364
     Facsimile: (970) 679-5122


     3500 Deer Creek Road, Palo Alto, California
     -------------------------------------------

     Scott Nixon
     Agilent Technologies, Inc.
     3500 Deer Creek Road
     Palo Alto, CA 94304

     Telephone: (650) 857-3835
     Facsimile: (650) 852-2994


     395 Page Mill Road, Palo Alto, California
     -----------------------------------------
     5301 Stevens Creek Road, Santa Clara, California
     ------------------------------------------------

     Robin Ross
     Agilent Technologies, Inc.
     5301 Stevens Creek Blvd.
     Santa Clara, CA 95052

     Telephone: (408) 553-4067
     Facsimile: (408) 553-7877


     150 Green Pond Road, Rockaway, New Jersey
     -----------------------------------------

     Mary Bacchetta
     Agilent Technologies, Inc.
     150 Green Pond Road
     Rockaway, NJ 07866

     Telephone: (973) 586-5898
     Facsimile: (973) 586-5361

     3175 Bowers Avenue, Santa Clara, California
     -------------------------------------------

     Rebecca Bond
     Agilent Technologies, Inc.
     370 West Trimble Road
     San Jose, CA 95131

     Telephone: (408) 435-4151
     Facsimile: (408) 435-4155


     1201 Piner Road-3273 Airway Road, Santa Rosa, California
     --------------------------------------------------------
     1400 Fountain Grove Parkway, Santa Rosa, California
     ---------------------------------------------------

     Robert Brown
     Agilent Technologies, Inc.
     1400 Fountain Grove Parkway
     Santa Rosa, CA 95403

     Telephone: (707) 577-2107
     Facsimile: (707) 577-4055

     (b) Notice provided, as specified in this section, to the HP Project Manager or Agilent Liaison, as applicable, shall also satisfy the requirements of this section.

     (c) Either party may change its address or designated individual for notice under this section by delivery of written notice to the other party as provided in this section.

Section 5.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

Section 5.4. Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 5.5. Parties in Interest. This Agreement shall be binding upon HP, HP's Subsidiaries, Agilent and Agilent's Subsidiaries. This Agreement shall inure solely to the benefit of the Agilent Indemnitees and the HP Indemnitees and their respective permitted assigns, and except as set forth in this Section 5.5, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     HP hereby agrees to execute, for the benefit of any Agilent Indemnitee, such documents as may be reasonably requested by such Agilent Indemnitee, evidencing HP's agreement that the obligations of HP set forth in this Agreement inure to the benefit of and are enforceable by such Agilent Indemnitee. Agilent hereby agrees to execute, for the benefit of any HP Indemnitee, such documents as may be reasonably requested by such HP Indemnitee, evidencing Agilent's agreement that the obligations of Agilent set forth in this Agreement inure to the benefit of and are enforceable by such HP Indemnitee.

Section 5.6. Assignment. Neither party may assign this Agreement without the express written consent of the other party, which consent can only be withheld if the party denying consent, in the reasonable exercise of its discretion, determines that such assignment would materially increase its obligations, or materially diminish its rights under this Agreement. This Agreement shall be deemed to constitute a separate Agreement for each Agilent Schedule 2 Facility such that the Agreement can be separately assigned to a third party by either HP or Agilent (subject to the conditions of this Section 5.6) with respect to one or more Agilent Schedule 2 Facilit[ies], and not assigned as to other Agilent
Schedule 2 Facilities.

Section 5.7. Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

Section 5.8. Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

Section 5.9. Amendments. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

Section 5.10. Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.11. Failure or Indulgence Not Waiver. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

Section 5.12. Entire Agreement. This Agreement, the Master Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 5.13. Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

                                  ARTICLE VI.

                                  DEFINITIONS

Section 6.1. Agilent Group. "Agilent Group" means Agilent, each Subsidiary and Affiliated Company of Agilent immediately after the Separation Date or that is contemplated to be a Subsidiary or Affiliated Company of Agilent pursuant to the Non-US Plan and each Person that becomes a Subsidiary or Affiliate Company of Agilent after the Separation Date.

Section 6.2. Agilent Indemnitees. "Agilent Indemnitees" means Agilent, each member of the Agilent Group and each of their respective directors, officers and employees.

Section 6.3. Agilent Schedule 2 Facilities. "Agilent Schedule 2 Facilities" means the real property, groundwater, surface water and improvements thereon which shall be owned or occupied by a member of the Agilent Group on and after the Separation Date and which are identified a disclosure schedule entitled "The Agilent Schedule 2 Facilities", which schedule shall be delivered to Agilent by HP on the Separation Date and attached to this Agreement as Exhibit 1.
                                                            ---------

Section 6.4. Authorized Tenant. "Authorized Tenant" means, any owner, lessee, sublessee or other party with a contractual right to occupy all or any portion of an Agilent Schedule 2 Facility (or their agents, employees, consultants, contractors) during the period of time that any Agilent Group member has the contractual right to occupy (as an owner, tenant or otherwise) such Agilent
Schedule 2 Facility.

Section 6.5. Claims Committee. "Claims Committee" means a committee composed of (i) either the General Counsel or Associate General Counsel of HP and (i) either the General Counsel or Associate General Counsel of Agilent.

Section 6.6. Construction Activity. "Construction Activity" means any expansion or modification of any existing improvement or construction of a new improvement by any member of the Agilent Group or any Authorized Tenant on any Agilent Schedule 2 Facility.

Section 6.7. Environmental Conditions. "Environmental Conditions" means the presence in the environment, including the soil, groundwater, surface water or ambient air, of any Hazardous Material at a level which requires investigation or remediation (including, without limitation, investigation, study, health or risk assessment, monitoring, removal, treatment or transport) under any Environmental Laws.

Section 6.8. Environmental Laws. "Environmental Laws" means all laws and regulations of any Governmental Authority with jurisdiction that relate to the protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) including laws and regulations relating to the Release of Hazardous Materials, or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, or to the exposure of any individual to a Release of Hazardous Materials.

Section 6.9. Exacerbation. "Exacerbation" means any exacerbation, aggravation or worsening of any Environmental Conditions on, under or about any of the Agilent Schedule 2 Facilities that is caused by any member of the Agilent Group or an Authorized Tenant to such an extent that: (i) Remedial Activities that were not previously required as part of HP's Remediation Obligation become necessary to fulfill HP's Remediation Obligation, or (ii) HP otherwise incurs additional costs with respect to HP's Remediation Obligation.

Section 6.10. Governmental Authority. "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

Section 6.11. Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, hazardous substances, petroleum and petroleum products or any fraction thereof.

Section 6.12. HP Group. "HP Group" means HP, each Subsidiary and Affiliated Company of HP (other than any member of the Agilent Group) immediately after the Separation Date, after giving effect to the Non-US Plan and each Person that becomes a Subsidiary or Affiliate Company of HP after the Separation Date.

Section 6.13. HP Indemnitees. "HP Indemnitees" means HP, each member of the HP Group and each of their respective directors, officers and employees.

Section 6.14. HP's Remediation Obligation. "HP's Remediation Obligation" means all Remedial Activities (as defined below) which are necessary or required in order to comply with and fulfill Environmental Laws (including without limitation the orders of Governmental Authorities listed on Exhibit 2 to this
                                                            ---------
Agreement and any consent decrees, consent agreement, or memorandums of understanding with Governmental Authorities, and permits, approvals, plans, settlement agreements) and that are applicable to Environmental Conditions on, under or about any Agilent Schedule 2 Facility as to which HP is obligated to indemnify Agilent under Section 1.4(b)(i) of the Indemnification Agreement.

Section 6.15. Incremental Construction Costs. "Incremental Construction Costs" means, with respect to any Construction Activity in an area of any of the Agilent Schedule 2 Facilities that is affected by Environmental Conditions, the excess of (A) costs reasonably incurred by Agilent or any Authorized Tenant in connection with the Construction Activity to the extent such costs are necessitated by the presence of the Environmental Conditions, over (B) the costs that would have been incurred by Agilent or any Authorized Tenant in connection with the Construction Activity had such Environmental Conditions not been present.

Section 6.16. Losses. "Losses" means all losses, damages, claims, obligations, suits, judgments, fines, penalties, liabilities, costs and expenses of any kind or character.

Section 6.17. Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


Section 6.18. Release. "Release" means any release, spilled, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, , without limitation, the movement Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata.

Section 6.19. Remedial Activities. "Remedial Activities" means any activities undertaken or required to be undertaken by or on behalf of HP in performance of HP's Remediation Obligation including, without limitation: reporting, investigation, feasibility study, remediation, treatment, removal, transport, disposal, characterization, sampling, health assessment, risk assessment, encapsulation, monitoring, study, report, assessment or analysis of Environmental Conditions

Section 6.20. Remedial Activity Plans. "Remedial Activity Plans" means any plan or other document prepared by or on behalf of HP which describes the specifications for construction, operation, maintenance, performance, termination or completion of any Remedial Activities that are part of HP's Remedial Obligation, including any changes, modifications or amendments thereto.

Section 6.21. Repair Activity. "Repair Activity" means any repair, maintenance or replacement of any improvements, utilities, fixtures and equipment or tangible personal property that are present on any Agilent Schedule 2 Facility as of the Separation Date.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Environmental Matters Agreement to be duly executed in its name and on its behalf, all as of the date first written above.


                                    HEWLETT-PACKARD COMPANY

                                    By: /s/ Ann O. Baskins
                                        -----------------------------------
                                    Name: Ann O. Baskins
                                          ---------------------------------
                                    Title: Associate General Counsel and
                                           --------------------------------
                                           Assistant Secretary

                                    AGILENT TECHNOLOGIES, INC.

                                    By: /s/ Craig Nordlund
                                        -----------------------------------
                                    Name: Craig Nordlund
                                          ---------------------------------
                                    Title: Senior Vice President, General
                                           --------------------------------
                                           Counsel and Secretary

            [Signature Page to the Environmental Matters Agreement]

                                   EXHIBIT 1
                                   ---------

                         Agilent Schedule 2 Facilities

1. Colorado Springs, CO - 1900 Garden of the Gods Road, Colorado Springs, CO 80907-3483

2.   Loveland, CO - 815 SW 14th Street, Loveland, CO 90537

3. Palo Alto, CA - HP Labs - Building 24-26, 3500 Deer Creek Road, Palo Alto, CA 94304

4.   Palo Alto, CA - 395 Page Mill Road, Palo Alto, CA 94304

5.   Rockaway, NJ - 150 Green Pond Road, Rockaway, NJ 07866

6.   Santa Clara, CA - 3175 Bowers Avenue, Santa Clara, CA, 95052

7.   Sonoma, CA - 1201 Piner Road / 3273 Airway Road, Santa Rosa, CA 95401

8.   Sonoma, CA - 1400 Fountain Grove Parkway, Santa Rosa, CA 95401

9.   Santa Clara, CA - 5301 Stevens Creek Blvd., Santa Clara, CA 95052

                             Colorado Springs, CO
                             --------------------
                         1900 Garden of the Gods Road
                        Colorado Springs, CO 80907-3483


Legal Description
File No. 1167920
Page 1 of 1


Parcel 1:

Lot 1,
Block 1,
Hewlett-Packard First Filing,
County of El Paso,
State of Colorado.


Parcel  2:

Lot 1,
Hewlett-Packard Filing No. 3,
County of El Paso,
State of Colorado.

                                 Loveland, CO
                                 ------------
                             815 SW 14/th/ Street
                              Loveland, CO 90537


Legal Description:   [See attached]

LEGAL DESCRIPTION
FILE NO. 1168084
PAGE 1 OF 7



PARCEL 1:

TRACT 1,
2ND SOUTH INDUSTRIAL ADDITION TO THE CITY OF LOVELAND,
AS PER THE PLAT RECORDED APRIL 21, 1961 AT RECEPTION NO. 797343.
COUNTY OF LARIMER,
STATE OF COLORADO.

AND

TRACT 2,
3RD SOUTH INDUSTRIAL ADDITION TO THE CITY OF LOVELAND,
AS PER THE PLAT RECORDED AUGUST 24, 1961. AT RECEPTION NO. 803973, COUNTY OF LARIMER,
STATE OF COLORADO.

AND

TRACT 3,
BIG THOMPSON INDUSTRIAL PARK,
AS PER THE PLAT RECORDED DECEMBER 10, 1968 AT RECEPTION NO. 957248, COUNTY OF LARIMER,
STATE OF COLORADO.



PARCEL 2:

LOVELAND TECHNOLOGICAL CENTER ADDITION TO THE CITY OF LOVELAND, AS
PER THE PLAT RECORDED JANUARY 16 1984 IN BOOK 2254 AT PAGE 1445 AT RECEPTION NO. 546431,
COUNTY OF LARIMER,
STATE OF COLORADO.

LEGAL DESCRIPTION
FILE NO. 1168084
PAGE 2 OF 7


PARCEL 3:

TRACT 1,
FOURTH SOUTH INDUSTRIAL ADDITION TO THE CITY OF LOVELAND,
AS PER THE PLAT RECORDED APRIL 27, 1979 AT RECEPTION NO. 303908.
COUNTY OF LARIMER,
STATE OF COLORADO.


PARCEL 4:


A TRACT OF LAND AS DESCRIBED IN DEED RECORDED DECEMBER 5, 1990 AT RECEPTION NO. 90055865, DESCRIBED AS FOLLOWS:

ALL THAT PORTION OF SECTION 23, TOWNSHIP 5 NORTH, RANGE 69 WEST OF THE 6TH P.M., LARIMER COUNTY, COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

CONSIDERING THE NORTH LINE OF THE NORTHWEST ONE-QUARTER OF SAID SECTION 23 AS BEARING SOUTH 89 DEGREES 53 MINUTES 04 SECONDS WEST AND WITH ALL BEARINGS CONTAINED HEREIN RELATIVE THERETO.

COMMENCING AT THE NORTHEAST CORNER OF SAID NORTHWEST ONE-QUARTER OF SECTION
23;
THENCE ALONG SAID NORTH LINE OF THE NORTHWEST ONE-QUARTER OF SECTION 23 SOUTH 89 DEGREES 53 MINUTES 04 SECONDS WEST 1323.19 FEET TO THE WEST LINE OF THE EAST ONE-HALF OF SAID NORTHWEST ONE-QUARTER OF SECTION 23;
THENCE ALONG SAID WEST LINE SOUTH 00 DEGREES 22 MINUTES 40 SECONDS WEST 30.00 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF WEST FIRST STREET ACCORDING TO THE RECORDED PLAT OF CENTENNIAL PARK SECOND ADDITION TO THE CITY OF LOVELAND, COUNTY OF LARIMER, STATE OF COLORADO AND A LINE WHICH IS PARALLEL WITH AND 30.00 FEET (MEASURED AT RIGHT ANGLES) SOUTH OF SAID NORTH LINE OF THE NORTHWEST ONE-QUARTER OF SECTION 23 AND THE TRUE POINT OF BEGINNING;
THENCE CONTINUING ALONG SAID WEST LINE OF THE EAST ONE-HALF OF THE NORTHWEST ONE-QUARTER OF SECTION 23 SOUTH 00 DEGREES 22 MINUTES 40 SECONDS WEST 2597.85 FEET TO THE NORTH LINE OF THE SOUTHWEST ONE-QUARTER OF SAID SECTION 23;
THENCE ALONG THE WEST LINE OF THE NORTHEAST ONE-QUARTER OF SAID SOUTHWEST ONE-QUARTER OF SECTION 23 SOUTH 00 DEGREES 22 MINUTES 07 SECONDS WEST 879.23 FEET TO THE NORTH LINE OF FOURTH SOUTH INDUSTRIAL ADDITION TO THE CITY OF LOVELAND, COLORADO;

THENCE ALONG SAID NORTH LINE THE FOLLOWING TWO (2) COURSES AND DISTANCES:

1)  NORTH 89 DEGREES 56 MINUTES 18 SECONDS EAST 1325.76 FEET;

2) NORTH 89 DEGREES 56 MINUTES 02 SECONDS EAST 119.66 FEET TO THE EAST LINE OF SAID FOURTH SOUTH INDUSTRIAL ADDITION AND THE WEST LINE OF VALLEY SUBSTATION ADDITION TO THE CITY OF LOVELAND, COLORADO;

LEGAL DESCRIPTION
FILE NO. 1168084
PAGE 3 OF 7


PARCEL 4 (CONT'D):

THENCE ALONG THE NORTH LINE OF SAID VALLEY SUBSTATION ADDITION NORTH 89 DEGREES 56 MINUTES 02 SECONDS EAST 192.37 FEET TO THE EASTERLY LINE OF SAID VALLEY SUBSTATION ADDITION AND THE APPROXIMATE CENTERLINE OF THE BIG THOMPSON DITCH AND MANUFACTURING COMPANY DITCH NO. 2;

THENCE ALONG SAID EASTERLY LINE AND SAID APPROXIMATE CENTERLINE THE FOLLOWING FOUR (4) COURSES AND DISTANCES:

 1)  SOUTH    15  DEGREES O5 MINUTES  36  SECONDS EAST  58.83 FEET

 2)  SOUTH    29  DEGREES 13 MINUTES  06  SECONDS EAST  140.66 FEET;

 3)  SOUTH    47  DEGREES 14 MINUTES  15  SECONDS EAST  355.23 FEET;

 4) SOUTH 60 DEGREES 03 MINUTES 39 SECONDS EAST 28.89 FEET TO THE SOUTH LINE OF THE NORTHWEST ONE-QUARTER OF THE SOUTHEAST ONE-QUARTER OF SAID SECTION 23;

THENCE ALONG SAID SOUTH LINE NORTH 89 DEGREES 56 MINUTES 02 SECONDS EAST 583.29 FEET TO THE EASTERLY LINE OF SECOND FAIRGROUNDS ADDITION TO THE CITY OF LOVELAND, COLORADO AND THE WESTERLY LINE OF A 40 FOOT RIGHT-OF-WAY FOR COUNTY ROAD NO. l5D AS DESCRIBED AND RECORDED IN BOOK 5 AT PAGE 74, RECORDS OF SAID
COUNTY:

THENCE ALONG SAID EASTERLY LINE AND SAID WESTERLY LINE NORTH 00 DEGREES 22 MINUTES 11 SECONDS WEST 611.86 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 27 DEGREES 17 MINUTES 22 SECONDS AND A RADIUS OF 1534.35 FEET;
THENCE CONTINUING ALONG SAID EASTERLY LINE AND SAID WESTERLY LINE AND ALONG THE ARC OF SAID CURVE NORTHEASTERLY 730.79 FEET TO THE END OF SAID CURVE AND TO THE SOUTH LINE OF THE NORTHEAST ONE-QUARTER OF SAID SECTION 23;
** THENCE ALONG SAID SOUTH LINE NORTH 89 DEGREES 54 MINUTES 24 SECONDS EAST
45.06 FEET TO THE NORTHWESTERLY RIGHT-OF-WAY LINE OF THE BURLINGTON NORTHERN RAILROAD AND THE BEGINNING OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 06 DEGREES 46 MINUTES 21 SECONDS AND A RADIUS OF 1494.35 FEET;
THENCE ALONG SAID NORTH-WESTERLY RIGHT-OF-WAY LINE AND ALONG THE ARC OF SAID CURVE NORTHEASTERLY 176.63 FEET TO THE END OF SAID CURVE;
THENCE CONTINUING ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE AND TANGENT FROM SAID CURVE NORTH 34 DEGREES 28 MINUTES 36 SECONDS EAST 83.77 FEET TO A LINE WHICH IS PARALLEL WITH AND 220.00 FEET (MEASURED AT RIGHT ANGLES) NORTH OF SAID SOUTH LINE OF THE NORTHEAST ONE-QUARTER OF SECTION 23;

LEGAL DESCRIPTION
FILE NO. 1168084
PACE 4 OF 7


PARCEL 4 (CONT'D):

THENCE LEAVING SAID NORTHWESTERLY RIGHT-OF-WAY LINE AND ALONG SAID PARALLEL
LINE SOUTH 89 DEGREES 54 MINUTES 24 SECONDS WEST 48.58 FEET;
THENCE LEAVING SAID PARALLEL LINE NORTH 38 DEGREES 20 MINUTES 59 SECONDS EAST
148.05 FEET TO THE NORTHERLY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED AND RECORDED AS EXHIBIT "A" IN BOOK 2069 AT PAGE 0298, RECORDS OF SAID COUNTY; THENCE ALONG SAID NORTHERLY LINE NORTH 55 DEGREES 41 MINUTES 19 SECONDS WEST
385.48 FEET;
THENCE LEAVING SAID NORTHERLY LINE NORTH 61 DEGREES 41 MINUTES 41 SECONDS WEST
299.85 FEET;
THENCE NORTH 25 DEGREES 54 MINUTES 11 SECONDS WEST 49.69 FEET;
THENCE NORTH 03 DEGREES 55 MINUTES 53 SECONDS WEST 71.81 FEET;
THENCE NORTH 13 DEGREES 27 MINUTES 27 SECONDS EAST 282.79 FEET;
THENCE NORTH 38 DEGREES 56 MINUTES 04 SECONDS EAST 245.63 FEET;
THENCE NORTH 24 DEGREES 36 MINUTES 54 SECONDS EAST 171.57 FEET TO THE EAST LINE OF SAID NORTHWEST ONE-QUARTER OF THE NORTHEAST ONE-QUARTER OF SECTION 23;
THENCE ALONG SAID EAST LINE NORTH 00 DEGREES 18 MINUTES 41 SECONDS EAST 287.16 FEET TO THE SOUTHERLY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED AND RECORDED IN BOOK 245 AT PAGE 38, RECORDS OF SAID COUNTY;
THENCE LEAVING SAID EAST LINE AND ALONG SAID SOUTHERLY LINE NORTH 38 DEGREES 21 MINUTES 19 SECONDS WEST 128.00 FEET;
THENCE LEAVING SAID SOUTHERLY LINE NORTH 67 DEGREES 02 MINUTES 38 SECONDS WEST
160.50 FEET;
THENCE   NORTH  40  DEGREES  28  MINUTES   14  SECONDS   WEST    199.06   FEET;
THENCE   SOUTH  67  DEGREES  37  MINUTES   39  SECONDS   WEST    284.26   FEET;
THENCE   SOUTH  79  DEGREES  54  MINUTES   27  SECONDS   WEST    176.78   FEET;
THENCE   NORTH  89  DEGREES  27  MINUTES   41  SECONDS   WEST    216.20   FEET;
THENCE   NORTH  60  DEGREES  07  MINUTES   26  SECONDS   WEST    187.85   FEET;
THENCE   NORTH  36  DEGREES  38  MINUTES   29  SECONDS   WEST    291.50   FEET;
THENCE   NORTH  24  DEGREES  58  MINUTES   43  SECONDS   WEST    407.63   FEET
TO THE SAID SOUTH RIGHT-OF-WAY LINE OF WEST FIRST STREET AND A LINE WHICH IS PARALLEL WITH AND 30.00 FEET (MEASURED AT RIGHT ANGLES) SOUTH OF THE NORTH LINE OF THE NORTHWEST ONE-QUARTER OF SECTION 23;
THENCE ALONG SAID SOUTH RIGHT-OF-WAY LINE AND SAID PARALLEL LINE SOUTH 89 DEGREES 53 MINUTES 04 SECONDS WEST 1122.96 FEET TO THE TRUE POINT OF BEGINNING,

AND

LEGAL DESCRIPTION
FILE NO. 1168084
PAGE 5 OF 7



A TRACT OF LAND IN DEED RECORDED APRIL 28, 1992 AT RECEPTION NO. 92022673, DESCRIBED AS FOLLOWS:

ALL THAT PORTION OF THE NORTHEAST ONE-QUARTER OF SECTION 23, TOWNSHIP
5 NORTH, RANGE 69 WEST, OF THE 6TH P.M., LARIMER COUNTY, COLORADO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

CONSIDERING THE NORTH LINE OF THE NORTHWEST ONE-QUARTER OF SAID SECTION 23 AS BEARING SOUTH 89 DEGREES 53 MINUTES 53 SECONDS WEST AND WITH ALL BEARINGS CONTAINED HEREIN RELATIVE THERETO.

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 23;
THENCE ALONG SAID NORTH LINE OF THE NORTHEAST ONE-QUARTER OF SECTION 23 SOUTH 89 DEGREES 53 MINUTES 53 SECONDS WEST 1323.01 FEET TO THE WEST LINE OF THE
EAST ONE-HALF OF SAID NORTHEAST ONE-QUARTER OF SECTION 23:
THENCE ALONG SAID WEST LINE SOUTH 00 DEGREES 18 MINUTES 41 SECONDS WEST
2628.54 FEET TO THE SOUTH LINE OF SAID NORTHEAST ONE-QUARTER OF SECTION 23:
* THENCE ALONG SAID SOUTH LINE NORTH 89 DEGREES 54 MINUTES 24 SECONDS EAST
53.53 FEET TO THE EASTERLY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED AND RECORDED AS EXHIBIT "A" IN BOOK 2069 AT PAGE 0298, RECORDS OF SAID COUNTY AND A LINE, WHICH IS PARALLEL WITH AND 80.00 FEET (MEASURED AT RIGHT ANGLES) NORTHWESTERLY OF THE NORTHWESTERLY RIGHT-OF-WAY LINE OF THE BURLINGTON
NORTHERN RAILROAD AND THE TRUE POINT OF BEGINNING, SAID TRUE POINT OF
BEGINNING BEING THE BEGINNING OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE
OF 08 DEGREES 17 MINUTES 49 SECONDS AND A RADIUS OF 1574.35 FEET;
THENCE ALONG SAID EASTERLY LINE OF LAND IN BOOK 2069 AT PAGE 0298, SAID PARALLEL LINE, AND THE ARC OF SAID CURVE NORTHEASTERLY 227.98 FEET TO THE END OF SAID CURVE;
THENCE CONTINUING ALONG SAID EASTERLY LINE OF LAND IN BOOK 2069 AT PAGE 0298, SAID PARALLEL LINE, AND TANGENT FROM SAID CURVE NORTH 34 DEGREES 28 MINUTES
36 SECONDS EAST 203.77 FEET TO THE NORTHERLY LINE OF SAID LAND IN BOOK 2069 AT PAGE 0298 AND TO THE NORTHEASTERLY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN DEED RECORDED IN B00K 580, PAGE 219, RECORDS OF SAID COUNTY; THENCE LEAVING SAID EASTERLY LINE OF LAND IN BOOK 2069 AT PAGE 0298 AND ALONG SAID NORTHEASTERLY LINE OF LAND IN BOOK 580 AT PAGE 219 SOUTH 55 DEGREES 41 MINUTES 19 SECONDS EAST 5O.00 FEET TO A LINE WHICH IS PARALLEL WITH AND
30.00 FEET (MEASURED AT RIGHT ANGLES) NORTHWESTERLY OF SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF THE BURLINGTON NORTHERN RAILROAD;
THENCE ALONG SAID PARALLEL LINE SOUTH 34 DEGREES 28 MINUTES 36 SECONDS WEST
139.00 FEET;

LEGAL DESCRIPTION
FILE NO. 1168084
PAGE 6 OF 7


PARCEL 4 (CONT'D):

THENCE LEAVING SAID PARALLEL LINE SOUTH 55 DEGREES 41 MINUTES 19 SECONDS EAST
30.00 FEET TO SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF THE BURLINGTON NORTHERN RAILROAD;
THENCE ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE SOUTH 34 DEGREES 28 MINUTES
36 SECONDS WEST 65.00 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 06 DEGREES 46 MINUTES 21 SECONDS AND A RADIUS OF 1494.35 FEET;
THENCE CONTINUING ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE, AND ALONG THE
ARC OF SAID CURVE SOUTHWESTERLY 176.63 FEET TO SAID SOUTH LINE OF THE
NORTHEAST ONE-QUARTER OF SECTION 23;
THENCE NON-TANGENT FROM SAID CURVE, LEAVING SAID NORTHWESTERLY RIGHT-OF-WAY LINE, AND ALONG SAID SOUTH LINE OF THE NORTHEAST ONE-QUARTER OF SECTION 23 SOUTH 89 DEGREES 54 MINUTES 24 SECONDS WEST 89.81 FEET TO THE TRUE POINT OF BEGINNING, COUNTY OF LARIMER,
STATE OF COLORADO,

EXCEPTING FROM THE ABOVE DESCRIBED LAND, THAT PORTION CONVEYED TO THE CITY OF LOVELAND IN DEED RECORDED MAY 6, 1992 AT RECEPTION NO. 92024828; AND

EXCEPTING THEREFROM, ANY PORTION CONTAINED WITHIN THE HEWLETT-PACKARD ROOSEVELT ADDITION RECORDED OCTOBER 5, 1998 AT RECEPTION NO. 98086644; AND

EXCEPTING THEREFROM, ANY PORTION CONTAINED WITHIN THE CMS ADDITION TO THE CITY OF LOVELAND RECORDED AUGUST 17, 1994 AT RECEPTION NO. 94069415.

NOTE: THE LEGAL DESCRIPTIONS CONTAINED IN PARCEL 4 ARE SUBJECT TO SATISFACTORY COMPLETION OF REQUIREMENTS CONTAINED IN SCHEDULE B, SECTION 1 HEREIN.


PARCEL 5:

LOT 4,
BIG THOMPSON INDUSTRIAL PARK,
AS PER THE PLAT RECORDED DECEMBER 10, 1968 AT RECEPTION NO. 957248, COUNTY OF LARIMER,
STATE OF COLORADO.

LEGAL DESCRIPTION
FILE NO.1168084
PAGE 7 OF 7


PARCEL 6:

LOT 2,
BLOCK 1,
BIG THOMPSON INDUSTRIAL PARK SECOND SUBDIVISION TO THE CITY OF LOVELAND, AS PER THE PLAT RECORDED SEPTEMBER 12, 1989 AT RECEPTION NO. 89041700,
COUNTY OF LARIMER,
STATE OF COLORADO.

PARCEL 7:

TRACT A,
HEWLETT-PACKARD ROOSEVELT ADDITION TO THE CITY OF LOVELAND,
AS PER THE PLAT RECORDED OCTOBER 5, 1998 AT RECEPTION NO. 98086644, COUNTY OF LARIMER,
STATE OF COLORADO.


PARCEL 8:

TRACT 1,
CMS ADDITION TO THE CITY OF LOVELAND,
AS PER THE PLAT RECORDED AUGUST 17, 1994 AT RECEPTION NO. 94069415, COUNTY OF LARIMER,
STATE OF COLORADO.

                                 Palo Alto, CA
                                 -------------
                                    HP Labs
                                Building 24-26
                             3500 Deer Creek Road
                              Palo Alto, CA 94304

As identified in Lease made and entered into as of the 29/th/ day of October 1969 by and between The Board of Trustees of the Leland Stanford Junior University and Fairchild Camera and Instrument Corporation and amended by Agreement for Assignment of Lease dated August 26, 1974, by Lease Amendment Agreement dated as of June 24, 1983, by Lease Amendment dated as of July 31, 1985, and by Lease Amendment Agreement dated as of June 22, 1989 by and between The Board of Trustees of the Leland Stanford Junior University, and Hewlett-Packard Company for certain parcels of land described on Exhibit A (attached hereto).

                                   Parcel 1

All that certain real property situate in the City of Palo Alto, County of Santa Clara, being a portion of Parcel A as said parcel is shown on that certain Parcel Map recorded May 22, 1969, in Book 254 of Parcel Maps at page 1, Official Records of Santa Clara County, more particularly described as follows:

BEGINNING at a point on the Southwesterly line of Road "B" (70 feet in width) as said road is shown on the aforementioned Parcel Map, said point of beginning bearing South 65(degrees)06'26" East 347.24 feet from the Westerly terminus of the course North 65(degrees)06'26" West 659.31 feet as said course is shown on the aforementioned Parcel Map; thence from said point of beginning along the Southwesterly line of the aforementioned Road "B" South 65(degrees)06'26" East
312.07 feet; thence along the arc of a curve to the right, having a radius of 965 feet, through a central angle of 41(degrees)46'06", a distance of 703.48 feet; thence South 23(degrees)20'20" East 148.15 feet; thence leaving the Southwesterly line of the aforementioned Road "B" South 66(degrees)39'40" West
581.37 feet; thence North 23(degrees)20'20" West 648.61 feet; thence North 65(degrees)06'26" West 236.00 feet; thence North 24(degrees)53'34" East 14.76 feet; thence along the arc of a tangent curve to the left, having a radius of 20 feet, through a central angle of 21(degrees)40'04", a distance of 7.56 feet; thence along the arc of a reverse curve to the right, having a radius of 110 feet, through a central angle of 22(degrees)50'07", a distance of 43.84 feet; thence along the arc of a compound curve to the right, having a radius of 305 feet, through a central angle of 31(degrees)51'09", a distance of 169.56 feet; thence along the arc of a reverse curve to the left, having a radius of 10 feet, through a central angle of 31(degrees)01'12", a distance of 5.41 feet; thence a central angle of 31(degrees)01'12", a distance of 5.41 feet; thence North 24(degrees)53'34" East 115.06 feet to the point of beginning.

CONTAINING 11.074 acres of land, more or less.

RESERVING THEREFROM a 10-foot water line easement as said easement is recorded in Book 6346 of Official Records of Santa Clara County at page 554, the centerline of which is more particularly described as follows:

BEGINNING at a point on the Westerly line of the aforementioned Parcel 1, said point bearing South 24(degrees)53'34" West 16.36 feet from the point of beginning of the aforementioned Parcel 1; thence from said point of beginning South 76(degrees)25'02" East 60.43 feet; thence North 69(degrees)53'34" East
6.38 feet to a point on the Southwesterly line of the aforementioned Road "B", said point being the terminus of said centerline.




                                  Exhibit A

                                   Parcel 2

All that certain real property situate in the City of Palo Alto, County of Santa Clara, being a portion of Parcel A as said parcel is shown on that certain Parcel Map recorded May 22, 1969, in Book 254 of Parcel Maps at page 1, Official Records of Santa Clara County, more particularly described as follows:

BEGINNING at a point in the Southwesterly line of Road "B" (70 feet in width) as, said Road "B" is shown on the aforesaid Parcel Map, said point bearing South 23(degrees)20'20" East 148.15 feet from the Northerly terminus of the course North 23(degrees)20'20" West 440.00 feet as said course is shown on the aforementioned Parcel Map; thence from said point of beginning along the Southwesterly line of Road "B" South 23(degrees)20'20" East 291.85 feet; thence South 14(degrees)36'34" East 79.07 feet; thence South 23(degrees)20'20" East
85.00 feet; thence along the arc of a tangent curve to the right, having a radius of 20 feet, through a central angle of 90(degrees)00', a distance of
31.42 feet to a point on the Northerly line of Arastradero Road as said Arastradero Road is shown on the aforementioned Parcel Map; thence South 66(degrees)39'40" West 488.00 feet; thence North 23(degrees)20'20" West 475.00 feet; thence North 66(degrees)39'40" East 520.00 feet to the point of beginning.

CONTAINING 5.629 acres of land, more or less.




                                  Exhibit A

                                   Parcel 3

All that certain real property situate in the City of Palo Alto, County of Santa Clara, being a portion of Parcel A as said parcel is shown on that certain Parcel Map recorded May 22, 1969, in Book 254 of Parcel Maps at page 1, Official Records of Santa Clara County, more particularly described as follows:

BEGINNING at the most Northerly corner of the aforementioned Parcel A, said point of beginning also lying on the Southwesterly line of Road "B" (70 feet in width) as said Road "B" is shown on the aforementioned Parcel Map; thence from said point of beginning South 12(degrees)46'51" East 522.61 feet; then South 30(degrees)41'51" East 1330.33 feet; thence North 66(degrees)39'40" East 167.44 feet; thence North 23(degrees)20'20" West 475.00 feet; thence South 66(degrees)39'40" West 61.37 feet; thence North 23(degrees)20'20" West 648.61 feet; thence South 66(degrees)39'40" West 61.37 feet; thence North 23(degrees)20'20" West 648.61 feet; thence North 65(degrees)06'26" West 236.00 feet; thence North 24(degrees)53'34" East 14.76 feet; thence along the arc of a tangent curve to the left, having a radius of 20 feet, through a central angle of 21(degrees)40'04", a distance of 7.56 feet; thence along the arc of a reverse curve to the right, having a radius of 110 feet, through a central angle of 22(degrees)50'07", a distance of 43.84 feet; thence along the arc of a compound curve to the right, having a radius of 305 feet, through a central angle of 31(degrees)51'09", a distance of 169.56 feet; thence along the arc of a reverse curve to the left, having a radius of 10 feet, through a central angle of 31(degrees)01'12", a distance of 5.41 feet; thence North 24(degrees)53'34" East
115.06 feet to a point on the Southwesterly line of the aforementioned Road "B"; thence along the Southwesterly line of the aforementioned Road "B" North 65(degrees)06'26" West 347.24 feet; thence along the arc of a tangent curve to the left, having a radius of 765 feet, through a central angle of 8(degrees)06'51", a distance of 108.34 feet to the point of beginning.

CONTAINING 8.576 acres of land, more or less.

RESERVING THEREFROM a 10-foot water line easement as said easement is filed for record in Book 6346, Official Records of Santa Clara County, at page 554, the centerline of which is more particularly described as follows:

BEGINNING at a point on the Southwesterly line of the aforementioned Road "B", said point bearing South 65(degrees)06'26" East 129.16 feet from the Westerly terminus of the course North 65(degrees)06'26" West 659.31 feet, as said course is shown on the aforementioned Parcel Map; thence from said point of beginning South 20(degrees)06'26" East 46.21 feet; thence South 56(degrees)34'35" East
60.00 feet; thence South 76(degrees)25'02" East 128.57 feet to a point on the Easterly line of Parcel 3, said point being the terminus of said centerline.


                                   EXHIBIT A

                                 Palo Alto, CA
                                 -------------
                              395 Page Mill Road
                              Palo Alto, CA 94304


Legal Description:


All that certain real property situated in the City of Palo Alto, County of Santa Clara, State of California, more particularly described as follows:

All of Parcel 1, as said Parcel is shown upon that certain Parcel Map entitled, "Parcel Map, consisting of all of Block 4 'Map of Sunnyside Addition to the Town of Mayfield' (K Maps, 47) and portions Lots 1, 2, 7 & 8 of 'Lambert Tract, Town of Mayfield' (C Misc. Records, 350)", which Map was field for record in the Office of the Recorder of the County of Santa Clara, State of California on June 27, 1975 in Book 358 of Maps, at Page 23.

                                 Rockaway, NJ
                                 ------------
                              150 Green Pond Road
                              Rockaway, NJ 07866


Legal Description: [See attached]

--------------------------------------------------------------------------------
Issued By:
  CHICAGO TITLE INSURANCE COMPANY                       Schedule A - Description
--------------------------------------------------------------------------------

                   COMMERCIAL COMMITMENT FOR TITLE INSURANCE
                                                                      ----------
Your Reference: NBU #160990328/HEWLETT PACKARD - TBA   Commitment No: 9921-80019
                                                                      ----------


4.   The land referred to in this Commitment is described as follows:

     ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE TOWNSHIP OF ROCKAWAY, COUNTY OF MORRIS, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:


     TRACT ONE


     BEGINNING AT A POINT LOCATED ON THE NORTHERLY SIDE OF MERIDEN ROAD 50.57 FEET ON A COURSE OF NORTH 06 DEGREES 22 MINUTES 20 SECONDS WEST FROM A CONCRETE MONUMENT SET ON THE SOUTHERLY SIDE OF MERIDEN ROAD AT A POINT WHERE THE LANDS OF THE GRANTOR HEREIN ADJOIN LANDS OF HEWLETT-PACKARD COMPANY AND FROM SAID BEGINNING RUNNING THENCE

     (1) SOUTH 06 DEGREES 22 MINUTES 20 SECONDS EAST AND ALONG THE SAID LANDS OF HEWLETT-PACKARD CO., CROSSING THE AFORESAID CONCRETE MONUMENT, 1,708.08 FEET TO A POINT MARKED BY AN IRON PIPE; THENCE

     (2) SOUTH 12 DEGREES 17 MINUTES WEST STILL ALONG LANDS OF HEWLETT-PACKARD 264 FEET TO A POINT MARKED BY AN IRON PIPE AT THE BASE OF A CHERRY TREE; THENCE

     (3) SOUTH 33 DEGREES 56 MINUTES WEST 1,445.40 FEET TO A POINT IN THE LINE OF LANDS NOW OR FORMERLY OWNED BY WILLIAM NICK; THENCE

     (4)  NORTH 83 DEGREES 14 MINUTES EAST ALONG THE LANDS OF SAID WILLIAM NICK
     41.40 FEET TO A POINT IN THE CENTERLINE OF BEAVER BROOK; THENCE

     (5) IN A GENERALLY NORTHEASTERLY DIRECTION ALONG THE CENTERLINE OF BEAVER BROOK THE VARIOUS COURSES AND DISTANCES THEREOF APPROXIMATELY 3,550 FEET, MORE OR LESS TO THE POINT AT WHICH THE CENTERLINE OF BEAVER BROOK INTERSECTS THE WESTERLY LINE OF LANDS NOW OR FORMERLY OF EDWARD COUGHLAN; THENCE

     (6) NORTH 39 DEGREES 22 MINUTES 50 SECONDS WEST ALONG SAID LINE OF LANDS OF COUGHLAN AND ALSO ALONG THE WESTERLY LINE OF LANDS NOW OR FORMERLY OF CONQRUENT MACHINE CO., INC., 930.20 FEET TO A POINT ON THE SOUTHERLY SIDE OF MERIDEN ROAD, WHICH LINE PASSES OVER A NEWLY SET CONCRETE MONUMENT 16 FEET FROM ITS TERMINUS; THENCE

     (7) SOUTH 87 DEGREES 23 MINUTES WEST CROSSING MERIDEN ROAD TO ITS NORTHERLY SIDE 303.90 FEET TO A POINT; THENCE

     (8)  NORTH 78 DEGREES 22 MINUTES 30 SECONDS WEST, ALONG THE NORTHERLY SIDE
     OF

                           (Continued on Next Page)

                                 Page A2 - 1

--------------------------------------------------------------------------------
Issued By:
  CHICAGO TITLE INSURANCE COMPANY               Schedule A - Description (cont'd
--------------------------------------------------------------------------------

                   COMMERCIAL COMMITMENT FOR TITLE INSURANCE
                                                                      ----------

Your Reference: NBU #160990328/HEWLETT PACKARD - TBA   Commitment No: 9921-80019
                                                                      ----------

     MERIDEN ROAD 267.27 FEET TO THE POINT AND PLACE OF BEGINNING.

     TRACT TWO

     BEGINNING AT A STAKE IN THE FIRST LINE OF A TRACT OF 51.48 ACRES OF LAND CONVEYED BY COLUMBUS BEACH AND WIFE TO BEAMAN STICKLE BY DEED DATED
     JULY 1, 1955 AND RECORDED IN THE MORRIS COUNTY RECORD OF DEEDS IN BOOK S-5, PAGES 80 & c., SAID STAKE BEING AT A POINT IN SAID FIRST LINE WHERE IT IS INTERSECTED BY THE SOUTHEASTERLY RIGHT OF WAY LINE OF THE HIBERNIA MINE RAILROAD, AND BEING DISTANT FIVE HUNDRED EIGHTY EIGHT AND FORTY TWO ONE-HUNDREDTHS (588.42) FEET ON A COURSE OF NORTH 51 DEGREES19 MINUTES WEST FROM THE BEGINNING CORNER OF SAID 51.48 ACRE TRACT, SAID STAKE BEING ALSO DISTANT 1438.23 FEET ON A COURSE OF SOUTH 38 DEGREES 36 MINUTES WEST FROM NEW JERSEY GEODETIC CONTROL SURVEY MONUMENT #4305 AND FROM SAID BEGINNING POINT RUNS; THENCE

     (1) ALONG THE SOUTHEASTERLY RIGHT OF WAY LINE OF SAID HIBERNIA MINE RAILROAD NORTH 39 DEGREES FIFTY THREE MINUTES EAST 1101.75 FEET TO A STAKE; THENCE

     (2)  STILL ALONG SAID RIGHT OF WAY LINE NORTH 46 DEGREES 39 MINUTES EAST
     373.91 FEET TO A STAKE; (NOTE: THIS POINT IS DISTANT 83.96 FEET ON A COURSE OF SOUTH 74 DEGREES 52 MINUTES EAST FROM SAID GEODETIC CONTROL SURVEY MONUMENT #4305); THENCE

     (3) FOLLOWING ALONG THE SOUTHEASTERLY RIGHT OF WAY LINE OF SAID RAILROAD NORTH 44 DEGREES 56 MINUTES EAST 176.97 FEET TO A STAKE; THENCE

     (4)  NORTH 43 DEGREES 39 MINUTES EAST 556.06 FEET TO A STAKE; THENCE

     (5)  NORTH 44 DEGREES 58 MINUTES EAST 488.10 FEET TO A STAKE; THENCE

     (6) NORTH 42 DEGREES 41 MINUTES EAST 560.83 FEET TO A STAKE; (NOTE: THIS POINT IS DISTANT 52.17 FEET ON A COURSE OF NORTH 66 DEGREES 51 MINUTES EAST FROM NEW JERSEY GEODETIC CONTROL SURVEY MONUMENT #4306); THENCE

     (7) STILL FOLLOWING ALONG THE EASTERLY RIGHT OF WAY LINE OF SAIDHIBERNIA MINE RAILROAD NORTH 38 DEGREES 43 MINUTES EAST 98.79 FEET TO A STAKE; THENCE

     (8)  NORTH 32 DEGREES 30 MINUTES EAST 82.41 FEET TO A STAKE; THENCE

     (9)  NORTH 26 DEGREES 37 MINUTES EAST 101.75 FEET TO A STAKE; THENCE

     (10) NORTH 16 DEGREES 43 MINUTES EAST 105.69 FEET TO A STAKE; THENCE

     (11) NORTH 6 DEGREES 24 MINUTES EAST 113.42 FEET TO A STAKE; THENCE

     (12) NORTH 5 DEGREES 27 MINUTES WEST 156.36 FEET TO A STAKE; THENCE

     (13) NORTH 08 DEGREES 41 MINUTES WEST 943.80 FEET TO A STAKE AT THE

                                  Page A2 - 2

--------------------------------------------------------------------------------
Issued By:
  CHICAGO TITLE INSURANCE COMPANY               Schedule A - Description (cont'd
--------------------------------------------------------------------------------

                   COMMERCIAL COMMITMENT FOR TITLE INSURANCE
                                                                      ----------

Your Reference: NBU #160990328/HEWLETT PACKARD - TBA   Commitment No: 9921-80019
                                                                      ----------

     INTERSECTION OF THE SAID EASTERLY RIGHT-OF-WAY LINE OF THE HIBERNIA MINE RAILROAD WITH THE SOUTHEASTERLY RIGHT OF WAY LINE OF THE OLD BRANCH RAILROAD LEADING TO THE BEACH GLEN MINE THEN ALONG THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF SAID BRANCH RAILROAD THE FOLLOWING COURSES; THENCE

     (14) NORTH 3 DEGREES 11 MINUTES WEST 118.22 FEET TO A STAKE; THENCE

     (15) NORTH 11 DEGREES 57 MINUTES EAST 152.32 FEET TO A STAKE; THENCE

     (16) NORTH 17 DEGREES 36 MINUTES EAST 195.55 FEET TO A STAKE; THENCE

     (17) NORTH 21 DEGREES 46 MINUTES EAST 99.80 FEET TO A STAKE; THENCE

     (18) NORTH 30 DEGREES 29 MINUTES EAST 82.98 FEET TO A STAKE; THENCE

     (19) NORTH 37 DEGREES 40 MINUTES EAST 79.42 FEET TO A STAKE AT THE INTERSECTION OF THE SOUTHEASTERLY RIGHT OF WAY LINE OF THE AFORESAID BRANCH RAILROAD WITH THE SOUTHEASTERLY SIDE OF THE ROAD LEADING FROM BEACH GLEN TO MERIDEN; THENCE

     (20) ALONG THE SOUTHEASTERLY SIDE OF SAID ROAD LEADING TO MERIDEN NORTH 56 DEGREES 10 MINUTES EAST 326.63 FEET TO A STAKE; THENCE

     (21) STILL ALONG THE SOUTHEASTERLY SIDE OF SAID ROAD NORTH 79 DEGREES 15 MINUTES EAST 164.29 FEET TO AN OLD IRON PIPE AT THE END OF A POST AND WIRE FENCE; THENCE

     (22) LEAVING SAID ROAD AND FOLLOWING ALONG THE SAID POST AND WIRE FENCE LINE SOUTH 13 DEGREES 34 MINUTES EAST 613.86 FEET TO AN IRON PIN AT AN ANGLE POINT IN SAID FENCE LINE; THENCE

     (23) STILL ALONG SAID FENCE SOUTH 13 DEGREES 10 MINUTES EAST 973.82 FEET TO AN IRON PIN AT ANOTHER ANGLE POINT IN SAID FENCE LINE; THENCE

     (24) STILL ALONG SAID FENCE SOUTH 1 DEGREE 10 MINUTES WEST 330 FEET TO AN IRON PIN AT ANOTHER ANGLE POINT IN SAID FENCE LINE; THENCE

     (25) STILL ALONG SAID POST AND WIRE FENCE SOUTH 27 DEGREES 1 MINUTE WEST 1419.45 FEET TO A POINT BY BEAVER BROOK; THENCE

     (26) SOUTH 54 DEGREES 19 MINUTES WEST 380.82 FEET TO A POINT ON THE NORTHWESTERLY EDGE OF SAID BEAVER BROOK, AND IN AN OLD POST AND WIRE FENCE LINE; THENCE

     (27) ALONG SAID FENCE LINE NORTH 41 DEGREES 25 MINUTES WEST 129.36 FEET TO AN IRON POINT AT AN ANGLE POINT THEREIN; THENCE

     (28) CONTINUING ALONG SAID FENCE LINE SOUTH 30 DEGREES 37 MINUTES WEST

                                  Page A2 - 3

--------------------------------------------------------------------------------
Issued By:
  CHICAGO TITLE INSURANCE COMPANY               Schedule A - Description (cont'd
--------------------------------------------------------------------------------

                   COMMERCIAL COMMITMENT FOR TITLE INSURANCE
                                                                      ----------

Your Reference: NBU #160990328/HEWLETT PACKARD - TBA   Commitment No: 9921-80019
                                                                      ----------

     310.09  FEET TO AN OLD IRON BAR AT ANOTHER ANGLE POINT THEREIN; THENCE

     (29) STILL ALONG SAID FENCE SOUTH 70 DEGREES 34 MINUTES WEST 1310.18 FEET TO A STAKE AT AN ANGLE POINT THEREIN; THENCE

     (30) STILL ALONG SAID FENCE LINE SOUTH 16 DEGREES 23 MINUTES WEST 1273.13 FEET TO A CONCRETE MONUMENT; SAID MONUMENT MARKING THE BEGINNING CORNER OF THE AFORESAID TRACT OF 51.48 ACRES CONVEYED TO BEAMAN STICKLE, THENCE

     (31) ALONG THE FIRST LINE OF SAID 51.48 ACRE TRACT NORTH 51 DEGREES 19 MINUTES WEST 588.42 FEET TO THE POINT AND PLACE OF BEGINNING.

     BEING ALSO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY):

     LOTS 2 AND 3, BLOCK 22203, ON THE OFFICIAL TAX MAP OF THE TOWNSHIP OF ROCKAWAY IN THE COUNTY OF MORRIS

                                  Page A2 - 4

                                Santa Clara, CA
                                ---------------
                              3175 Bowers Avenue
                             Santa Clara, CA 95052


As identified in the Lease entered into October 2, 1978 by and between Kihong Kwon, M.D. and Won Mi Kwon, husband and wife, and Avantek, Inc. for the tract or tracts of land situated in the City of Santa Clara, the County of Santa Clara, and the State of California, more particularly described as Parcel L-1, as said parcel is shown on that certain Parcel Map filed October 5, 1973, in Book 331 of Maps, at page 11, Records of Santa Clara County, together with the buildings and other improvements now or hereafter located thereon, and as modified by the First Amendment to Lease dated July 31, 1993 between Kihong Kwon, M.D. and Won Mi Kwon, and Avantek, Inc. and as identified in the Indenture of Lease dated April 10, 1974 by and between the Prudential Insurance Company of America and Avantek, Inc. for the real property together with the buildings and improvements as described as follows: Parcel "M-1," as shown on that Parcel Map filed on October 5, 1973, in Book 331 of Maps, page 11, Santa Clara County Records, and as amended by the Amendment to Lease executed April 1, 1978, and by the Amendment to Lease Number One dated August 15, 1988, and by the Third Amendment to Lease executed September 20, 1993, and the Fourth Amendment to Lease dated July 15, 1998.

                                  Sonoma, CA
                                  ----------
                               1201 Piner Road/
                               3273 Airway Road
                             Santa Rosa, CA 95401


Identified in the Lease Agreement dated January 18, 1973 by and between Paul V. Wright and Hewlett-Packard Company for premises located near the northwest corner of Airway Drive and Piner Road in Santa Rosa, California, and contained in Sonoma County Assessor's parcel numbers 015-670-27 and 015-670-28, as amended by the Amendment to Lease Agreement dated March 26, 1979, and by the Second Amendment to Lease dated June 1, 1985.

                                  Sonoma, CA
                                  ----------
                          1400 Fountain Grove Parkway
                             Santa Rosa, CA 95401


Legal Description:  [See attached]


                                  DESCRIPTION


TRACT ONE:
PARCEL ONE:

PARCEL 1, AS SHOWN UPON THE PARCEL MAP NO. 507, FILED FEBRUARY 1, 1993, IN BOOK 503 OF MAPS, AT PAGES 16, 17, 18, AND 19, SONOMA COUNTY RECORDS.

APN 173-010-001 AND 173-670-022

PARCEL TWO:

AN EASEMENT FOR DRAINAGE PURPOSES, TOGETHER WITH INCIDENTALS THERETO, AS SHOWN UPON THE PARCEL MAP NO. 507, HEREINABOVE DESCRIBED.


TRACT TWO:
PARCEL ONE:

PARCEL 2, AS SHOWN UPON THE PARCEL MAP NO. 507, FILED FEBRUARY 1, 1993, IN BOOK 503 OF MAPS, AT PAGES 16, 17, 18 AND 19, SONOMA COUNTY RECORDS.

APN 173-010-002

PARCEL TWO:

AN EASEMENT FOR A WELL, ACCESS AND UTILITY PURPOSES, TOGETHER WITH INCIDENTALS THERETO, AS SHOWN UPON THE PARCEL MAP NO. 507, HEREINABOVE DESCRIBED.

173-010-002

                                Santa Clara, CA
                                ---------------
                           5301 Stevens Creek Blvd.,
                                Santa Clara, CA


Legal Description: [See attached]

                                  DESCRIPTION


All that certain Real Property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Beginning at a point on the Southeasterly corner of Parcel "B", as shown on that certain Record of Survey filed June 15, 1964 in Book 180 of Maps, page 20, Santa Clara County Records, said point lying in the Northeasterly line of Junipero Serra Freeway; thence along the Northeasterly line of said Freeway South 59 deg 44' 31" East 217.90 feet to a point on the Westerly line of Lot "B" as shown on that certain Map entitled, "Map of the Estate of Nich Zarevich", filed August 20, 1945 in Book 6 of Maps, page 56, Santa Clara County Records; thence along the Westerly line of Lot "B", North 0 deg 22' East 1212.87 feet to a point on the common corner of said Lot "B", and Lot "A", of said Map of the Estate of Nick Zarevich; thence South 89 deg 19' 12" West and along the Northerly line of said Lot "A", 460.90 feet to the point on the most Northeasterly corner of Cupertino Union School District Land; thence South 0 deg 38' 10" East 170.00 feet to a point on the most Northwesterly corner of Parcel "A" of said Record of Survey herein above mentioned; thence along the Northerly line of said Parcel "A" North 89 deg 19' 12" East 263.21 feet; thence South 0 deg 38' 10" East and along the Easterly line of said Parcel "A" and Parcel "B" of said Record of Survey, 935.22 feet to the Point of Beginning, and being a portion of Lot "A" of that certain Map entitled, "Map of the Estate of Nick Zarevich", filed for record August 20, 1945 in Book 6 of Maps, page 56, Santa Clara County Records.

PARCEL TWO:

Beginning at the point of intersection of the center line of Stevens Creek Road with Lawrence Station Road, as said Roads are shown upon the Map hereinafter referred to; thence along the center line of said Stevens Creek Road South 89 deg 19' 49" West 1350.28 feet to a point that is distant North 89 deg 56' East 1049.22 feet from the Southwesterly corner of that certain 100 acre tract of land conveyed by Amanda E. Dougherty, to Nick Zarevich, et ux, by deed dated December 11, 1930, recorded in Book 543 of Official Records, page 433, Santa Clara County Records, and from which point an iron witness pipe set eight inches below the surface of the ground in the Northerly line of said Stevens Crek Road bears North 0 deg 22' East 30.00 feet; thence leaving said Road and running Northerly along the general center line between two rows of fruit trees and being the Westerly line of Parcel One as described in the Decree of Distribution recorded March 15, 1961 in Book 5104 of Official Records, page 213, North 0 deg 38' 44" West 1648.65 feet to an iron pipe set eight inches below the surface of the ground in the Northerly line of said 100 acre tract; thence Easterly along said Northerly line of said 100 acre tract North 89 deg 19' 12" East 1585.04 feet to a Harrow Tooth set flush at the Northeasterly corner of said 100 acre tract, in the center line of the Lawrence Station Road (formerly called the Saratoga and Alviso Road) and from which an iron witness pipe set eight inches below the surface of the ground in the Westerly line of said Road bears South 89 deg 56' 15' West 25.00 feet; thence Southerly along said center line of said Lawrence Station Road, which here forms the Easterly line of said 100 acre tract South 0 deg 04' 20" West 501.16 feet to a railroad spike set flush; thence continuing along the center line of said Road, South 15 deg 18' 23" West 254.33 feet; South 12 deg 17' 35"
West.

                                  DESCRIPTION


682.53 feet and South 3 deg 51' 48" West 238.49 feet to the Point of Beginning, and being a portion of Lot B, as shown upon that certain Map entitled, "Map showing part of the property of the Estate of Nick Zarevich, Deceased", recorded in Book 6 of Maps, page 56, Santa Clara County Records.

Excepting therefrom all that portion thereof conveyed to the State of California, by Deed dated June 21, 1962, recorded September 7, 1962 in Book 5712 of Official Records, page 687, and more particularly described as follows:

A portion of Lot B, as said Lot is shown upon that certain Map entitled, "Map showing part of the property of the Estate of Nick Zarevich, Dec'd", which Map was filed for record August 20, 1945 in Book 6 of Maps, at page 56, Santa Clara County Records, more particularly described as follows:

Commencing at the Southwesterly corner of said Lot B; thence along the Westerly line thereof North 1 deg 03' 04" East 435.78 feet; thence (1) South 59 deg 44' 31" East 599.83 feet; thence (2) along tangent curve to the left with a radius of 600.00 feet, through an angle of 22 deg 47' 52" an arc length of
238.74 feet; thence (3) South 82 deg 32' 23" East 24.18 feet; thence (4) South 89 deg 22' 57" East 114.00 feet; thence South 0 deg 37' 03" West 62.00 feet to the Southerly line of said Lot; thence along last said line North 89 deg 22' 57" West 887.89 feet to the point of commencement.

Also Excepting therefrom all that portion thereof lying within the bounds of Parcel "A", as shown upon that certain Map entitled, "Record of Survey, Lawrence Expressway, a portion of the lands of Ivan Zarevich, et ux, being a portion of the Quito Rancho", filed for record June 12, 1963 in Book 162 of Maps, page 30, Santa Clara County Records.

Also Excepting therefrom that portion thereof conveyed to the County of Santa Clara by Deed recorded June 13, 1968 in Book 8156 page 103, and more particularly described as follows:

Beginning at the Northwesterly corner of Parcel "A" as said Parcel is shown on that Record of Survey recorded in Book 162 of Maps at page 30, Santa Clara County Records; said point being a nail and tab set in concrete; thence along the Westerly line of said Parcel "A", S 00 deg 04' 20" E 135.46 feet to a found 3/4" iron pipe; thence on a tangent curve to the right having a radius of 1140.00 feet through a central angle of 12 deg 21' 47" an arc length of 245.98 feet to a found 3/4" iron pipe; thence S 12 deg 17' 27" W 243.77 feet; thence leaving said Westerly line N 03 deg 57' 09" W 19.56 feet; thence N 12 deg 23' 44" E 150.00 feet; thence N 08 deg 36' 38" E, 99.00 feet; thence on a tangent curve to the left having a radius of 27.00 feet through a central angle of 122 deg 29' 49", an arc length of 57.73 feet; thence N 37 deg 38' 44" W, 60.00 feet; thence N 52 deg 21' 16" E, 50.81 feet; thence on a tangent curve to the left having a radius of 140.00 feet through a central angle of 52 deg 27' 23" an arc length of 128.18 feet; thence N 00 deg 06' 07" W, 135.33 feet to a Northerly line of lands formerly of Zarevich; thence along said Northerly line N 89 deg 19' 12" E 11.97 feet to the Point of Beginning.

                                   EXHIBIT 2
                                   ---------

                     Orders from a Governmental Authority


1. Colorado Springs, CO - 1900 Garden of the Gods Road, Colorado Springs, CO 80907-3483

     .    Colorado Department of Public Health and Environment (CDPHE):
          Compliance Order on Consent No. 89-12-11-01

2.   Loveland, CO - 815 SW 14/th/ Street, Loveland, CO 90537

     .    Colorado Department of Public Health and Environment (CPDHE):
          Compliance Order on Consent No. 87-3-13-1

3. Palo Alto, CA - HP Labs - Building 24-26, 3500 Deer Creek Road, Palo Alto, CA 94304 Regional Water Quality Control Board (RWQCB), San Francisco Bay
     Region: Order No. 89-029, as modified by Order No. 95-160

4.   Palo Alto, CA - 395 Page Mill Road, Palo Alto, CA 94304

     .    Regional Water Quality Control Board (RWQCB), San Francisco Bay
          Region: Order No. 94-130

5.   Rockaway, NJ - 150 Green Pond Road, Rockaway, NJ 07866

     . New Jersey Department of Environmental Protection (NJDEP): Memorandum of Agreement with NJDEP pursuant to N.J.A.C. 7:26C-3.3 and other provisions of state law, as recited therein

6.   San Jose, CA - 3175 Bowers Avenue, Santa Clara, CA, 95052

     .    Regional Water Quality Control Board (RWQCB), San Francisco Bay
          Region: Order No. 98-092

7.   Sonoma, CA - 1201 Piner Road / 3273 Airway Road, Santa Rosa, CA 95401

     .    Regional Water Quality Control Board (RWQCB), North Coast Region:
          Order No. 98-6. Original order is Cleanup and Abatement Order Nos. 81-31, 82-33, 83-79

8.   Sonoma, CA - 1400 Fountain Grove Parkway, Santa Rosa, CA 95401

     .    Regional Water Quality Control Board (RWQCB), North Coast Region:
          Groundwater Self-Monitoring Program dated 9/9/97 as approved by RWQCB. Original order is Cleanup and Abatement Order Nos. 82-36 and 83-80

                                      -2-